FOR IMMEDIATE RELEASE

Cinedigm Digital Cinema Corp. Receives Commitment Letters For 5-Year, Senior Credit Facilities from GE Capital and Société Générale

- Total Commitments to Provide Up to $100.0 Million: Will Support Up To 2,133 Digital Cinema System Conversions -

MORRISTOWN, N.J., October 28, 2009 — Cinedigm Digital Cinema Corp. (“Cinedigm”) (NASDAQ: CIDM) today announced its non-recourse deployment subsidiary, Access Digital Cinema Phase 2 Corp. (“Phase 2”), has received commitment letters from GE Capital’s Media, Communications & Entertainment business and Société Générale Corporate & Investment Banking for senior credit facilities totaling up to $100 million.  Once closed, these facilities will support the deployment of up to 2,133 digital systems in 2010 as contemplated under Cinedigm’s ongoing 10,000-screen digital cinema rollout.

Cinedigm anticipates the closing of this new loan facility, together with support from digital cinema equipment vendors  Christie Digital Systems and Barco, Inc. (NYSE Euronext Brussels: BAR), by December 31, 2009 with installations targeted to commence in early 2010.  GE Capital’s commitment covers the financing of up to about 1,600 digital systems and Societe Generale’s commitment covers the financing of up to an additional 533 digital systems.

”We are excited to announce two significant financing commitments to support the transition of the exhibition industry to digital cinema,” commented Adam M. Mizel, CFO and Chief Strategy Officer of Cinedigm.  “We look forward to continuing the partnership we began with GE Capital and Christie in our Phase 1 deployments and welcome the opportunity to work more closely with Barco as well.  We believe GE Capital’s and Société Générale’s commitments are a milestone and will enable exhibitors to take advantage of the significant benefits of digital cinema.”

Bud Mayo, Chairman and CEO of Cinedigm, added, “Cinedigm has and will continue to be a key partner to exhibitors, movie studios, vendors and lenders in the digital conversion process.  We look forward to the opportunity to work with exhibitors to deploy up to 2,133 screens with this financing in 2010.  Given the pipeline of 3-D movie releases and alternative content, there has never been a better time to capitalize on the opportunities of digital cinema.”

Michael Rhea, Vice President, GE Capital, Media, Communications & Entertainment, commented, “GE Capital is a long term supporter of the exhibition industry and of Cinedigm.  We look forward to our future success together.”

Richard Knowlton, Managing Director, Leveraged Finance and Media, added, “Société Générale is very pleased to play a key role in the continued deployment of digital cinema.  Our partnership with Cinedigm reflects our long term belief in the merits of digital cinema and support of the innovative financial structure pioneered by the movie studios and Cinedigm.”

Both commitments by GE Capital and Société Générale Corporate & Investment Banking are subject to certain closing conditions, including the execution of loan documentation satisfactory to GE Capital, Société Générale and Cinedigm’s Phase 2 subsidiary.

Cinedigm’s Phase 2 subsidiary unit serves as the funding vehicle, administrator, and technology integrator for the company's 10,000-screen digital cinema rollout plan.  Phase 2 will act as the administrator and financing intermediary between content-owners -- major studios and independent distributors, among others, equipment vendors and exhibitors who will receive turnkey, Digital Cinema systems in conformance with DCI specifications, including 2K DLP Cinema® projectors and related hardware and software.  Since 2005, Cinedigm, through its Phase 1 and Phase 2 digital cinema subsidiaries, has participated in the installation of almost 4,000 digital cinema systems and has been contracted to install more than 450 systems in the coming months with Georgia

973) 290-0080	55 Madison Avenue, Morristown, NJ 07960

Theatre Company and Great Escape Theatres.  Cinedigm’s Phase 2 has been selected as the integrator of choice by the National Association of Theatre Owners’ Cinema Buying Group whose 600 plus members own more than 8,000 theatre screens around the United States.

About Cinedigm
Cinedigm is the leader in providing the services, experience, technology and content critical to transforming movie theaters into digital and networked entertainment centers. The company is a technology and services integrator that works with Hollywood movie studios and exhibitors to bring movies in digital cinema format to audiences across the country.  Cinedigm’s digital cinema deployment organization, software, unique combined satellite and hard drive digital movie delivery network; pre-show in-theater advertising services; and distribution platform for alternative content such as CineLive® 3-D and 2-D sports and concerts, thematic programming and independent films provide a complete suite of services required to enable the digital theater conversion. www.cinedigm.com [CIDM-G]

GE Capital, Media, Communications & Entertainment is a leading provider of corporate finance solutions across the media, communications and entertainment sectors. In addition, the business manages the Peacock Equity Fund, a joint venture between GE Capital and NBCU, which provides equity investments in the growing digital media arena.  For more information, visit gemce.com

GE Capital offers consumers and businesses around the globe an array of financial products and services. GE (NYSE: GE) is Imagination at Work - a diversified technology, media and financial services company focused on solving some of the world's toughest problems.  Visit the company's Web site at www.ge.com.

Société Générale Corporate & Investment Banking, the investment banking division of France’s Société Générale Group, is a well diversified and leading player with 12,000 professionals present in over 40 countries across Europe, the Americas and Asia-Pacific. Standing by its clients across sectors, the Corporate & Investment Bank tailors solutions for them by capitalizing on its worldwide expertise in investment banking, global finance, and global markets, and providing strategic advisory, capital raising, cross-asset investing and risk management solutions.  For more information, please visit http://www.sgcib.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Safe Harbor Statement
Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm’s filings with the Securities and Exchange Commission, including Cinedigm's registration statements, quarterly reports on Form 10-QSB and annual report on Form 10-KSB, are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”).  Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as “expects”, “anticipates”, “intends”, “plans”, “could”, “might”, “believes”, “seeks”, “estimates” or similar expressions.  In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm’s management, are also forward-looking statements as defined by the Act.  Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things.  These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

DLP Cinema® is a registered trademark of Texas Instruments Inc.

# # #

Contact:

Suzanne Moore	Devon Nagle
Cinedigm	HL Group
973-290-0056	(646) 460-8911
smoore@cinedigm.com	dnagle@hlgrp.com

Ned Reynolds
GE Commercial Finance
203.229.5717